Exhibit 10.3

CONSENT

This Consent (this “ Consent “) is entered into as of September 4, 2007 by Jazz Technologies, Inc. (“Company”) and  ThinkEquity Partners LLC , as representative of the several underwriters in the Company’s initial public offering (“ThinkEquity “), for the benefit of Acquicor Management LLC, Harold L. Clark, John P. Kensey and Moshe I. Meidar (collectively, the “Insiders “), with respect to (i) each of those Lock-up Agreements (the “ Lock-up Agreements “) dated as of March 13, 2006 delivered to Company and ThinkEquity by each of the Insiders; (ii) the Private Placement Unit Purchase Agreement (the “ Unit Purchase Agreement “) dated as of March 8, 2006 among the Company,  ThinkEquity and the Insiders; and (iii) the Note Purchase Agreements (the “ Note Purchase Agreements “) dated February 14, 2007 entered into between Context Opportunistic Master Fund, LP and Acquicor Management LLC and between Context Advantage Master Fund, LP and each of the Insiders.

The parties agree as follows:

1.	Consent.

Company and ThinkEquity hereby grant their consent (a) under the Lock-Up Agreements to the sale by the Insiders from time to time of Insider Shares (as defined in the Lock-Up Agreements) and (b) under the Unit Purchase Agreement to the sale by the Insiders from time to time of Placement Units (as defined in the Unit Purchase Agreement), provided that the proceeds of any such sales of Insider Shares or Placement Units are used solely for the purpose of paying principal and/or interest under the Note Purchase Agreements.

2.	Miscellaneous.

2.1                  Effect of Consent. Except as specifically modified by this Consent, the terms and conditions of the Lock-up Agreements and the Unit Purchase Agreement shall remain unchanged and in full force and effect.

2.2                  Governing Law. This Consent shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York.

2.3                  Counterparts. This Consent may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

In Witness Whereof , the parties have executed this Consent as of the date first set forth above.

[signature page follows]

JAZZ TECHNOLOGIES, INC.

/s/ Paul A. Pittman
Name: Paul A. Pittman
Title: Chief Financial Officer

THINKEQUITY PARTNERS LLC

/s/ Jerome Joondeph
Name: Jerome Joondeph
Title: Chief Administrative Officer and General Counsel